EXHIBIT 99.1

Zoetis Reports Fourth Quarter and Full Year 2021 Results

•For Fourth Quarter 2021, Zoetis Reports Revenue of $2.0 Billion, Growing 9%, and Net Income of $414 Million, or $0.87 per Diluted Share, on a Reported Basis
◦Reports Adjusted Net Income of $474 Million, or Adjusted Diluted EPS of $1.00, for Fourth Quarter 2021
◦Delivers 9% Operational Growth in Revenue and 5% Operational Growth in Adjusted Net Income for Fourth Quarter 2021
•For Full Year 2021, Zoetis Reports Revenue of $7.8 Billion, Growing 16%, and Net Income of $2.0 Billion, or $4.27 per Diluted Share, on a Reported Basis
◦Reports Adjusted Net Income of $2.2 Billion, or Adjusted Diluted EPS of $4.70 for Full Year 2021
◦Delivers 15% Operational Growth in Revenue and 19% Operational Growth in Adjusted Net Income for Full Year 2021
•Provides Full Year 2022 Revenue Guidance of $8.325 - $8.475 Billion, with Diluted EPS of $4.75 to $4.87 on a Reported Basis, or $5.09 to $5.19 on an Adjusted Basis

PARSIPPANY, N.J. - Feb. 15, 2022 - Zoetis Inc. (NYSE: ZTS) today reported its financial results for the fourth quarter and full year 2021 and provided full year guidance for 2022.

The company reported revenue of $2.0 billion for the fourth quarter of 2021, which was an increase of 9% compared with the fourth quarter of 2020. Net income for the fourth quarter of 2021 was $414 million, or $0.87 per diluted share, an increase of 15% and 16%, respectively, on a reported basis.

Adjusted net income1 for the fourth quarter of 2021 was $474 million, or $1.00 per diluted share, an increase of 8% and 10%, respectively, on a reported basis. Adjusted net income for the fourth quarter of 2021 excludes the net impact of $60 million for purchase accounting adjustments, acquisition-related costs and certain significant items.

On an operational2 basis, revenue for the fourth quarter of 2021 increased 9% compared with the fourth quarter of 2020, with no impact from foreign exchange. Adjusted net income for the fourth quarter of 2021 increased 5% operationally, excluding the impact from foreign exchange.

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For full year 2021, the company reported revenue of $7.8 billion, an increase of 16% compared with full year 2020. Net income for full year 2021 was $2.0 billion, or $4.27 per diluted share, an increase of 24% and 25%, respectively.

Adjusted net income for full year 2021 was $2.2 billion, or $4.70 per diluted share, an increase of 21% and 22%, respectively, on a reported basis. Adjusted net income for full year 2021 excludes the net impact of $203 million for purchase accounting adjustments, acquisition-related costs and certain significant items.

On an operational basis, revenue for full year 2021 increased 15%, excluding the impact of foreign exchange. Adjusted net income for full year 2021 increased 19% operationally, excluding the impact of foreign exchange.
EXECUTIVE COMMENTARY
“In 2021, Zoetis delivered its strongest performance ever, thanks to our innovative, diverse and durable portfolio, and the talent and commitment of our colleagues,” said Kristin Peck, Chief Executive Officer of Zoetis. “We grew revenue 15% operationally, which is once again above the expected market growth rate in the $45 billion animal health market. We also grew our adjusted net income faster than revenue, at 19% operationally, while continuing to support investments in our latest product launches and future pipeline of innovations."

"Looking forward, we believe this momentum sets us up for a strong 2022. We expect to continue growing revenue faster than the market in the coming year, driven by continued strength in petcare; expansion of our diagnostics portfolio internationally; and significant growth in both livestock and companion animal product sales in emerging markets, including China and Brazil. As a result, we are guiding to full-year operational growth of 9% to 11% in revenue," said Peck.
QUARTERLY HIGHLIGHTS
Zoetis organizes and manages its commercial operations across two regional segments: the United States (U.S.) and International. Within these segments, the company delivers a diverse portfolio of products for companion animals and livestock tailored to local trends and customer needs. In the fourth quarter of 2021:

•Revenue in the U.S. segment was $1.040 billion, an increase of 9% compared with the fourth quarter of 2020. Sales of companion animal products increased 20%, driven by growth across the company’s parasiticides portfolio, including Simparica Trio® for dogs. The key dermatology portfolio also significantly contributed to growth across both the Apoquel® and Cytopoint® brands. Sales of livestock products declined 13% in the quarter. Sales of
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cattle products declined as a result of generic competition for Draxxin® and continued weakness in beef and dairy consumer markets. The company’s poultry portfolio declined due to the expanded use of lower cost alternatives and generic competition for Zoamix®, the company’s alternative to antibiotics in medicated feed additives. Sales of swine products declined due to pricing pressure on anti-infectives and vaccines.

•Revenue in the International segment was $902 million, an increase of 8% on a reported and operational basis compared with the fourth quarter of 2020. Sales of companion animal products increased 22% on a reported basis and 23% operationally. Growth resulted from increased sales in the key dermatology portfolio across both the Apoquel and Cytopoint brands, as well as from the company’s recently launched monoclonal antibody (mAb) products for control of osteoarthritis pain, Librela® for dogs and Solensia® for cats. The parasiticides portfolio, including the Simparica®/Simparica Trio and Revolution®/Stronghold® franchises, also contributed to growth, as well as the broader in-line portfolio which benefited from increased pet ownership and standards of care. Sales of livestock products declined 1% on a reported basis and 2% operationally. Sales of cattle products declined due to generic competition for Draxxin. Sales of swine products decreased in the quarter as a result of declining pork prices due to increased supply in China. Growth in the company’s fish portfolio was primarily the result of increased sales of the Alpha Flux® sea lice treatment product and Alpha Ject LiVac® SRS vaccine. Growth in poultry was driven by market expansion and demand generation efforts in key geographies including the Middle East and China.

INVESTMENTS IN GROWTH
Zoetis continues to gain market approvals for its innovative mAb therapies. Since its last quarterly earnings announcement, the company received approval in the U.S. for Solensia (frunevetmab), the first injectable mAb for the control of pain associated with osteoarthritis (OA) in cats; it is also approved in the European Union (EU), the U.K., Canada and Switzerland.

Additionally, the company introduced lifecycle innovations for key companion animal products from its dermatology and parasiticide portfolios. In December, Zoetis received marketing authorization in the EU and the U.K. for a new chewable version of Apoquel (oclacitinib), providing veterinarians and pet owners with a convenient solution to quickly and safely stop the cycle of pruritus in allergic dogs and clinical signs of atopic dermatitis in dogs. In parasiticides, the company received approval in the U.S. for a new label indication for Simparica Trio (sarolaner, moxidectin, and pyrantel chewable tablets), making it the first and only combination product demonstrated to prevent infections that may cause Lyme disease in dogs by killing deer ticks and black-legged ticks. The label expansion also included approval for the treatment and control of certain hookworms, providing a more comprehensive intestinal parasite control program.

On the livestock side of the business, Zoetis introduced new digital and data analytic solutions to help its U.S cattle producer customers improve the productivity of their farms and ranches. Earlier this
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month, the company announced expansions to its precision animal health portfolio. Performance Ranch, a new cloud-based, cow-calf management software, simplifies tracking of individual animal performance and health product usage. The easy-to-use software will help cow-calf producers track and manage herd inventory, expenses, genetics and marketing opportunities. Additionally, the company’s innovative new BLOCKYARD™ platform, developed in cooperation with IBM Consulting and deployed on IBM’s Blockchain and Cloud platforms, provides a way to securely share information across production segments; this empowers cattle sellers, buyers, and industry participants by putting the valuable production, health and genetic information they need at their fingertips.

FINANCIAL GUIDANCE
Zoetis is providing full year 2022 guidance, which includes:
•Revenue between $8.325 billion to $8.475 billion
•Reported diluted EPS between $4.75 to $4.87
•Adjusted diluted EPS between $5.09 to $5.19

This guidance reflects foreign exchange rates as of late January. Additional details on guidance are included in the financial tables and will be discussed on the company's conference call this morning.
WEBCAST & CONFERENCE CALL DETAILS
Zoetis will host a webcast and conference call at 8:30 a.m. (ET) today, during which company executives will review fourth quarter and full year 2021 results, discuss financial guidance and respond to questions from financial analysts. Investors and the public may access the live webcast by visiting the Zoetis website at http://investor.zoetis.com/events-presentations. A replay of the webcast will be archived and made available on Feb. 15, 2022.
About Zoetis
As the world’s leading animal health company, Zoetis is driven by a singular purpose: to nurture our world and humankind by advancing care for animals. After 70 years innovating ways to predict, prevent, detect, and treat animal illness, Zoetis continues to stand by those raising and caring for animals worldwide – from livestock farmers to veterinarians and pet owners. The company’s leading portfolio and pipeline of medicines, vaccines, diagnostics and technologies make a difference in over 100 countries. A Fortune 500 company, Zoetis generated revenue of $7.8 billion in 2021 with approximately 12,100 employees. For more information, visit www.zoetis.com.
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1 Adjusted net income and its components and adjusted diluted earnings per share (non-GAAP financial measures) are defined as reported net income and reported diluted earnings per share, excluding purchase accounting adjustments, acquisition-related costs and certain significant items.
2 Operational growth (a non-GAAP financial measure) is defined as growth excluding the impact of foreign exchange.

Forward-Looking Statements: This press release contains forward-looking statements, which reflect the current views of Zoetis with respect to: business plans or prospects, future operating or financial performance, future guidance, future operating models; supply chain; R&D costs, timing and likelihood of success; expectations regarding products, product approvals or products under development, expected timing of product launches; the impact of the coronavirus (COVID-19) global pandemic and any recovery therefrom on our business, supply chain, customers and employees; expectations regarding the performance of acquired companies and our ability to integrate new businesses; expectations regarding the financial impact of acquisitions; future use of cash, dividend payments and share repurchases; tax rate and tax regimes and any changes thereto; and other future events. These statements are not guarantees of future performance or actions. Forward-looking statements are subject to risks and uncertainties. If one or more of these risks or uncertainties materialize, or if management's underlying assumptions prove to be incorrect, actual results may differ materially from those contemplated by a forward-looking statement. Forward-looking statements speak only as of the date on which they are made. Zoetis expressly disclaims any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. A further list and description of risks, uncertainties and other matters can be found in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, including in the sections thereof captioned “Forward-Looking Statements and Factors That May Affect Future Results” and “Item 1A. Risk Factors,” in our Quarterly Reports on Form 10-Q and in our Current Reports on Form 8-K. Such risks and uncertainties may be amplified by the COVID-19 global pandemic and its potential impact on the global economy and our business. These filings and subsequent filings are available online at www.sec.gov, www.zoetis.com, or on request from Zoetis.
Use of Non-GAAP Financial Measures: We use non-GAAP financial measures, such as adjusted net income, adjusted diluted earnings per share and operational results (which exclude the impact of foreign exchange), to assess and analyze our results and trends and to make financial and operational decisions. We believe these non-GAAP financial measures are also useful to investors because they provide greater transparency regarding our operating performance. The non-GAAP financial measures included in this press release should not be considered alternatives to measurements required by GAAP, such as net income, operating income, and earnings per share, and should not be considered measures of liquidity. These non-GAAP financial measures are unlikely to be comparable with non-GAAP information provided by other companies. Reconciliation of non-GAAP financial measures and most directly comparable GAAP financial measures are included in the tables accompanying this press release and are posted on our website at www.zoetis.com.

Internet Posting of Information: We routinely post information that may be important to investors in the 'Investors' section of our website at www.zoetis.com, on our Facebook page at http://www.facebook.com/zoetis and on Twitter@zoetis. We encourage investors and potential investors to consult our website regularly and to follow us on Facebook and Twitter for important information about us.

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Media Contacts:	Investor Contacts:
Bill Price	Steve Frank
1-973-443-2742 (o)	1-973-822-7141 (o)
william.price@zoetis.com	steve.frank@zoetis.com

Kristen Seely	Keith Gaub
1-973-443-2777 (o)	1-973-822-7154 (o)
kristen.seely@zoetis.com	keith.gaub@zoetis.com

ZTS-IR
ZTS-FIN
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ZOETIS INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME(a)
(UNAUDITED)
(millions of dollars, except per share data)

	Three Months Ended December 31,		% Change	Twelve Months Ended December 31,		% Change
	2021	2020		2021	2020
Revenue	$1,967	$1,807	9	$7,776	$6,675	16
Costs and expenses:
Cost of sales	600	601	—	2,303	2,057	12
Selling, general and administrative expenses	593	520	14	2,001	1,726	16
Research and development expenses	138	133	4	508	463	10
Amortization of intangible assets	40	40	—	161	160	1
Restructuring charges and certain acquisition-related costs	4	3	33	43	25	72
Interest expense	54	58	(7)	224	231	(3)
Other (income)/deductions–net	32	32	—	48	17	*
Income before provision for taxes on income	506	420	20	2,488	1,996	25
Provision for taxes on income	93	62	50	454	360	26
Net income before allocation to noncontrolling interests	413	358	15	2,034	1,636	24
Less: Net loss attributable to noncontrolling interests	(1)	(1)	—	(3)	(2)	50
Net income attributable to Zoetis	$414	$359	15	$2,037	$1,638	24

Earnings per share—basic	$0.88	$0.75	17	$4.29	$3.44	25

Earnings per share—diluted	$0.87	$0.75	16	$4.27	$3.42	25

Weighted-average shares used to calculate earnings per share
Basic	473.1	475.6		474.3	475.5
Diluted	475.6	478.7		476.7	478.6

(a)    The Condensed Consolidated Statements of Income present the three and twelve months ended December 31, 2021 and 2020. Subsidiaries operating outside the U.S. are included for the three and twelve months ended November 30, 2021 and 2020.
* Calculation not meaningful.

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ZOETIS INC.
RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
CERTAIN LINE ITEMS
(UNAUDITED)
(millions of dollars, except per share data)

	Three Months Ended December 31, 2021
	GAAP Reported(a)	Purchase Accounting Adjustments	Acquisition- Related Costs(1)	Certain Significant Items(2)	Non-GAAP Adjusted(b)
Cost of sales	$600	$(1)	$—	$(1)	$598
Gross profit	1,367	1	—	1	1,369
Selling, general and administrative expenses	593	(7)	—	—	586
Research and development expenses	138	—	—	—	138
Amortization of intangible assets	40	(34)	—	—	6
Restructuring charges and certain acquisition-related costs	4	—	(4)	—	—
Other (income)/deductions–net	32	—	—	(28)	4
Income before provision for taxes on income	506	42	4	29	581
Provision for taxes on income	93	9	1	5	108
Net income attributable to Zoetis	414	33	3	24	474
Earnings per common share attributable to Zoetis–diluted	0.87	0.07	0.01	0.05	1.00

	Three Months Ended December 31, 2020
	GAAP Reported(a)	Purchase Accounting Adjustments	Acquisition- Related Costs(1)	Certain Significant Items(2)	Non-GAAP Adjusted(b)
Cost of sales	$601	$(2)	$—	$(15)	$584
Gross profit	1,206	2	—	15	1,223
Selling, general and administrative expenses	520	(7)	—	(2)	511
Research and development expenses	133	—	—	—	133
Amortization of intangible assets	40	(34)	—	—	6
Restructuring charges and certain acquisition-related costs	3	—	(3)	—	—
Other (income)/deductions–net	32	—	—	(22)	10
Income before provision for taxes on income	420	43	3	39	505
Provision for taxes on income	62	9	(1)	(2)	68
Net income attributable to Zoetis	359	34	4	41	438
Earnings per common share attributable to Zoetis–diluted	0.75	0.07	0.01	0.08	0.91
(a)    The Condensed Consolidated Statements of Income present the three months ended December 31, 2021 and 2020. Subsidiaries operating outside the U.S. are included for the three months ended November 30, 2021 and 2020.
(b)    Non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS are not, and should not be viewed as, substitutes for U.S. GAAP net income and its components and diluted EPS. Despite the importance of these measures to management in goal setting and performance measurement, non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS are non-GAAP financial measures that have no standardized meaning prescribed by U.S. GAAP and, therefore, have limits in their usefulness to investors. Because of the non-standardized definitions, non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS (unlike U.S. GAAP net income and its components and diluted EPS) may not be comparable to the calculation of similar measures of other companies. Non-GAAP adjusted net income and its components, and non-GAAP adjusted diluted EPS are presented solely to permit investors to more fully understand how management assesses performance.
See Notes to Reconciliation of GAAP Reported to Non-GAAP Adjusted Information for notes (1) and (2).

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ZOETIS INC.
RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
CERTAIN LINE ITEMS
(UNAUDITED)
(millions of dollars, except per share data)

	Twelve Months Ended December 31, 2021
	GAAP Reported(a)	Purchase Accounting Adjustments	Acquisition- Related Costs(1)	Certain Significant Items(2)	Non-GAAP Adjusted(b)
Cost of sales	$2,303	$(6)	$—	$(8)	$2,289
Gross profit	5,473	6	—	8	5,487
Selling, general and administrative expenses	2,001	(30)	—	—	1,971
Research and development expenses	508	(1)	—	—	507
Amortization of intangible assets	161	(138)	—	—	23
Restructuring charges and certain acquisition-related costs	43	—	(12)	(31)	—
Other (income)/deductions–net	48	—	—	(34)	14
Income before provision for taxes on income	2,488	175	12	73	2,748
Provision for taxes on income	454	39	2	16	511
Net income attributable to Zoetis	2,037	136	10	57	2,240
Earnings per common share attributable to Zoetis–diluted	4.27	0.29	0.02	0.12	4.70

	Twelve Months Ended December 31, 2020
	GAAP Reported(a)	Purchase Accounting Adjustments	Acquisition- Related Costs(1)	Certain Significant Items(2)	Non-GAAP Adjusted(b)
Cost of sales	$2,057	$(8)	$—	$(19)	$2,030
Gross profit	4,618	8	—	19	4,645
Selling, general and administrative expenses	1,726	(54)	—	(13)	1,659
Research and development expenses	463	(1)	—	—	462
Amortization of intangible assets	160	(135)	—	—	25
Restructuring charges and certain acquisition-related costs	25	—	(18)	(7)	—
Other (income)/deductions–net	17	—	—	(4)	13
Income before provision for taxes on income	1,996	198	18	43	2,255
Provision for taxes on income	360	56	(1)	(2)	413
Net income attributable to Zoetis	1,638	142	19	45	1,844
Earnings per common share attributable to Zoetis–diluted	3.42	0.30	0.04	0.09	3.85
(a)    The Condensed Consolidated Statements of Income present the twelve months ended December 31, 2021 and 2020. Subsidiaries operating outside the U.S. are included for the twelve months ended November 30, 2021 and 2020.
(b)    Non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS are not, and should not be viewed as, substitutes for U.S. GAAP net income and its components and diluted EPS. Despite the importance of these measures to management in goal setting and performance measurement, non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS are non-GAAP financial measures that have no standardized meaning prescribed by U.S. GAAP and, therefore, have limits in their usefulness to investors. Because of the non-standardized definitions, non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS (unlike U.S. GAAP net income and its components and diluted EPS) may not be comparable to the calculation of similar measures of other companies. Non-GAAP adjusted net income and its components, and non-GAAP adjusted diluted EPS are presented solely to permit investors to more fully understand how management assesses performance.
See Notes to Reconciliation of GAAP Reported to Non-GAAP Adjusted Information for notes (1) and (2).

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ZOETIS INC.
NOTES TO RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
CERTAIN LINE ITEMS
(UNAUDITED)
(millions of dollars)
(1)    Acquisition-related costs include the following:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Integration costs(a)	$4	$2	$10	$17
Restructuring charges(b)	—	1	2	1
Total acquisition-related costs—pre-tax	4	3	12	18
Income taxes(c)	1	(1)	2	(1)
Total acquisition-related costs—net of tax	$3	$4	$10	$19
(a)    Integration costs represent external, incremental costs directly related to integrating acquired businesses and primarily include expenditures for consulting and the integration of systems and processes. Included in Restructuring charges and certain acquisition-related costs.
(b)    Represents employee termination costs, included in Restructuring charges and certain acquisition-related costs.
(c)    Included in Provision for taxes on income. Income taxes include the tax effect of the associated pre-tax amounts, calculated by determining the jurisdictional location of the pre-tax amounts and applying that jurisdiction's applicable tax rate. For the twelve months ended December 31, 2020, also includes a tax charge related to a remeasurement of deferred tax assets and liabilities resulting from the integration of acquired businesses.
(2) Certain significant items include the following:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Operational efficiency initiative(a)	$—	$—	$—	$(18)
Supply network strategy(b)	1	—	3	4
Other restructuring charges and cost-reduction/productivity initiatives(c)	1	—	21	7
Certain asset impairment charges(d)	27	37	46	37
Net loss on sale of assets(e)	—	—	3	—
Other(f)	—	2	—	13
Total certain significant items—pre-tax	29	39	73	43
Income taxes(g)	5	(2)	16	(2)
Total certain significant items—net of tax	$24	$41	$57	$45
(a)    Represents a net gain resulting from net cash proceeds received pursuant to an agreement related to the 2016 sale of certain U.S. manufacturing sites, included in Other (income)/deductions-net.
(b)    Represents product transfer costs, included in Cost of sales, related to cost-reduction and productivity initiatives.
(c)    For the twelve months ended December 31, 2021, primarily represents employee termination costs associated with the realignment of our international operations and other costs associated with cost-reduction and productivity initiatives, included in Restructuring charges and certain acquisition-related costs.
For the twelve months ended December 31, 2020, represents employee termination costs incurred as a result of the CEO transition and other cost-reduction and productivity initiatives, included in Restructuring charges and certain acquisition-related costs.
(d)    For the three months ended December 31, 2021, represents asset impairment charges related to developed technology rights and trademarks in our dairy cattle, diagnostics and aquatic health businesses, included in Other (income)/deductions-net.
For the twelve months ended December 31, 2021, primarily represents asset impairment charges related to:
•Developed technology rights and trademarks in our dairy cattle, diagnostics and aquatic health businesses, included in Other (income)/deductions-net;
•The consolidation of manufacturing sites in China, included in Restructuring charges and certain acquisition related costs; and
•Property, plant and equipment and inventory related to a dairy product termination included in Other (income)/deductions-net and Cost of sales.
For the three and twelve months ended December 31, 2020, primarily represents asset impairment charges related to:
•Developed technology rights in our precision livestock farming and aquatic health businesses, included in Other (income)/deductions-net;
•Inventory in our precision livestock farming business, included in Cost of sales; and
•Property, plant and equipment in our precision livestock farming business, included in Other (income)/deductions-net.
(e)    Represents a net loss related to the sale of certain assets of our poultry automation business located in the U.S. and Canada, included in Other (income)/deductions-net.
(f)    For the three and twelve months ended December 31, 2020, primarily represents the modification of share-based compensation related to CEO transition costs, included in Selling, general and administrative expenses.
(g)    Included in Provision for taxes on income. Income taxes include the tax effect of the associated pre-tax amounts, calculated by determining the jurisdictional location of the pre-tax amounts and applying that jurisdiction's applicable tax rate. For the three and twelve months ended December 31, 2020, also includes a tax charge related to changes in valuation allowance related to impairments of acquired businesses.
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ZOETIS INC.
ADJUSTED SELECTED COSTS AND EXPENSES(a)
(UNAUDITED)
(millions of dollars)

	Three Months Ended December 31,		% Change
	2021	2020	Total	Foreign Exchange	Operational(b)
Adjusted cost of sales	$598	$584	2%	(3)%	5%
As a percent of revenue	30.4%	32.3%	NA	NA	NA
Adjusted SG&A expenses	586	511	15%	—%	15%
Adjusted R&D expenses	138	133	4%	1%	3%
Adjusted net income attributable to Zoetis	474	438	8%	3%	5%

	Twelve Months Ended December 31,		% Change
	2021	2020	Total	Foreign Exchange	Operational(b)
Adjusted cost of sales	$2,289	$2,030	13%	1%	12%
As a percent of revenue	29.4%	30.4%	NA	NA	NA
Adjusted SG&A expenses	1,971	1,659	19%	1%	18%
Adjusted R&D expenses	507	462	10%	2%	8%
Adjusted net income attributable to Zoetis	2,240	1,844	21%	2%	19%

(a)    Adjusted cost of sales, adjusted selling, general, and administrative (SG&A) expenses, adjusted research and development (R&D) expenses, and adjusted net income (non-GAAP financial measures) are defined as the corresponding reported U.S. GAAP income statement line items excluding purchase accounting adjustments, acquisition-related costs, and certain significant items. These adjusted income statement line item measures are not, and should not be viewed as, substitutes for the corresponding U.S. GAAP line items. The corresponding GAAP line items and reconciliations of reported to adjusted information are provided in Condensed Consolidated Statements of Income and Reconciliation of GAAP Reported to Non-GAAP Adjusted Information.
(b)    Operational growth (a non-GAAP financial measure) is defined as growth excluding the impact of foreign exchange.

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ZOETIS INC.
2022 GUIDANCE

Selected Line Items (millions of dollars, except per share amounts)	Foreign Exchange Impact	Full Year 2022
Revenue	~ $(160)	$8,325 to $8,475
Operational growth(a)		9% to 11%
Adjusted cost of sales as a percentage of revenue(b)		Approximately 29%
Adjusted SG&A expenses(b)	~ $(30)	$2,070 to $2,120
Adjusted R&D expenses(b)	~ $(5)	$540 to $560
Adjusted interest expense and other (income)/deductions-net(b)		Approximately $240
Effective tax rate on adjusted income(b)		Approximately 20%
Adjusted diluted EPS(b)	~ $(0.12)	$5.09 to $5.19
Adjusted net income(b)	~ $(60)	$2,415 to $2,470
Operational growth(a)(c)		10% to 13%
Certain significant items and acquisition-related costs(d)		$20 - $30
The guidance reflects foreign exchange rates as of late January 2022 and includes the assumed impacts as a result of fluctuations in foreign exchange rates relative to the U.S. dollar compared to weighted average foreign exchange rates from 2021, as noted above.
Reconciliations of 2022 reported guidance to 2022 adjusted guidance follows:

(millions of dollars, except per share amounts)	Reported	Certain significant items and acquisition-related costs(d)	Purchase accounting	Adjusted(b)
Cost of sales as a percentage of revenue	~ 29.2%	~ (0.1%)	~ (0.1%)	~ 29%
SG&A expenses	$2,100 to $2,150		~ $(30)	$2,070 to $2,120
R&D expenses	$542 to $562		~ $(2)	$540 to $560
Interest expense and other (income)/deductions	~ $240			~ $240
Effective tax rate	~ 20%			~ 20%
Diluted EPS	$4.75 to $4.87	$0.03 to $0.05	~ $0.29	$5.09 to $5.19
Net income attributable to Zoetis	$2,250 to $2,315	$20 to $30	~ $135	$2,415 to $2,470
(a)    Operational growth (a non-GAAP financial measure) excludes the impact of foreign exchange.
(b)    Adjusted net income and its components and adjusted diluted EPS are defined as reported U.S. GAAP net income and its components and reported diluted EPS excluding purchase accounting adjustments, acquisition-related costs and certain significant items. Adjusted cost of sales, adjusted SG&A expenses, adjusted R&D expenses, and adjusted interest expense and other (income)/deductions-net are income statement line items prepared on the same basis, and, therefore, components of the overall adjusted income measure. Despite the importance of these measures to management in goal setting and performance measurement, adjusted net income and its components and adjusted diluted EPS are non-GAAP financial measures that have no standardized meaning prescribed by U.S. GAAP and, therefore, have limits in their usefulness to investors. Because of the non-standardized definitions, adjusted net income and its components and adjusted diluted EPS (unlike U.S. GAAP net income and its components and diluted EPS) may not be comparable to the calculation of similar measures of other companies. Adjusted net income and its components and adjusted diluted EPS are presented solely to permit investors to more fully understand how management assesses performance. Adjusted net income and its components and adjusted diluted EPS are not, and should not be viewed as, substitutes for U.S. GAAP net income and its components and diluted EPS.
(c)    We do not provide a reconciliation of forward-looking non-GAAP adjusted net income operational growth to the most directly comparable U.S. GAAP reported financial measure because we are unable to calculate with reasonable certainty the foreign exchange impact of unusual gains and losses, acquisition-related expenses, potential future asset impairments and other certain significant items, without unreasonable effort. The foreign exchange impacts of these items are uncertain, depend on various factors, and could have a material impact on U.S. GAAP reported results for the guidance period.
(d)    Primarily includes certain nonrecurring costs related to acquisitions and other charges.

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ZOETIS INC.
CONSOLIDATED REVENUE BY SEGMENT(a) AND SPECIES
(UNAUDITED)
(millions of dollars)

	Three Months Ended December 31,		% Change
	2021	2020	Total	Foreign Exchange	Operational(b)
Revenue:
Companion Animal	$1,182	$978	21%	—%	21%
Livestock	760	806	(6)%	—%	(6)%
Contract Manufacturing & Human Health	25	23	9%	(3)%	12%
Total Revenue	$1,967	$1,807	9%	—%	9%

U.S.
Companion Animal	$763	$634	20%	—%	20%
Livestock	277	318	(13)%	—%	(13)%
Total U.S. Revenue	$1,040	$952	9%	—%	9%

International
Companion Animal	$419	$344	22%	(1)%	23%
Livestock	483	488	(1)%	1%	(2)%
Total International Revenue	$902	$832	8%	—%	8%

Companion Animal:
Dogs and Cats	$1,107	$913	21%	—%	21%
Horses	75	65	15%	—%	15%
Total Companion Animal Revenue	$1,182	$978	21%	—%	21%

Livestock:
Cattle	$413	$451	(8)%	—%	(8)%
Swine	155	167	(7)%	1%	(8)%
Poultry	118	125	(6)%	(1)%	(5)%
Fish	55	47	17%	3%	14%
Sheep and other	19	16	19%	10%	9%
Total Livestock Revenue	$760	$806	(6)%	—%	(6)%
(a)    For a description of each segment, see Zoetis' most recent Annual Report on Form 10-K.
(b)    Operational revenue growth (a non-GAAP financial measure) is defined as revenue growth excluding the impact of foreign exchange.

13 |

ZOETIS INC.
CONSOLIDATED REVENUE BY SEGMENT(a) AND SPECIES
(UNAUDITED)
(millions of dollars)

	Twelve Months Ended December 31,		% Change
	2021	2020	Total	Foreign Exchange	Operational(b)
Revenue:
Companion Animal	$4,689	$3,652	28%	1%	27%
Livestock	3,005	2,940	2%	1%	1%
Contract Manufacturing & Human Health	82	83	(1)%	—%	(1)%
Total Revenue	$7,776	$6,675	16%	1%	15%

U.S.
Companion Animal	$2,990	$2,391	25%	—%	25%
Livestock	1,052	1,166	(10)%	—%	(10)%
Total U.S. Revenue	$4,042	$3,557	14%	—%	14%

International
Companion Animal	$1,699	$1,261	35%	5%	30%
Livestock	1,953	1,774	10%	2%	8%
Total International Revenue	$3,652	$3,035	20%	3%	17%

Companion Animal:
Dogs and Cats	4,426	3,437	29%	2%	27%
Horses	263	215	22%	2%	20%
Total Companion Animal Revenue	$4,689	$3,652	28%	1%	27%

Livestock:
Cattle	$1,557	$1,558	—%	1%	(1)%
Swine	659	621	6%	2%	4%
Poultry	507	537	(6)%	—%	(6)%
Fish	187	148	26%	3%	23%
Sheep and other	95	76	25%	10%	15%
Total Livestock Revenue	$3,005	$2,940	2%	1%	1%
(a)    For a description of each segment, see Zoetis' most recent Annual Report on Form 10-K.
(b)    Operational revenue growth (a non-GAAP financial measure) is defined as revenue growth excluding the impact of foreign exchange.

14 |

ZOETIS INC.
CONSOLIDATED REVENUE BY KEY INTERNATIONAL MARKETS
(UNAUDITED)
(millions of dollars)

	Three Months Ended December 31,		% Change
	2021	2020	Total	Foreign Exchange	Operational(a)
Total International	$902.3	$832.8	8%	—%	8%
Australia	62.8	53.4	18%	2%	16%
Brazil	84.1	77.0	9%	—%	9%
Canada	63.0	66.1	(5)%	4%	(9)%
Chile	36.1	28.3	28%	(1)%	29%
China	68.4	68.0	1%	5%	(4)%
France	34.7	35.3	(2)%	(2)%	—%
Germany	48.0	46.5	3%	(2)%	5%
Italy	27.9	27.8	—%	(2)%	2%
Japan	46.3	43.9	5%	(7)%	12%
Mexico	34.8	32.2	8%	4%	4%
Spain	31.1	29.5	5%	(2)%	7%
United Kingdom	61.2	52.5	17%	5%	12%
Other Developed	117.1	105.9	11%	1%	10%
Other Emerging	186.8	166.4	12%	(4)%	16%

	Twelve Months Ended December 31,		% Change
	2021	2020	Total	Foreign Exchange	Operational(a)
Total International	$3,651.9	$3,035.4	20%	3%	17%
Australia	258.8	207.2	25%	11%	14%
Brazil	311.5	258.3	21%	(7)%	28%
Canada	231.5	209.8	10%	7%	3%
Chile	136.3	100.1	36%	2%	34%
China	357.3	265.7	34%	9%	25%
France	132.4	117.7	12%	5%	7%
Germany	183.0	158.6	15%	5%	10%
Italy	115.2	90.5	27%	6%	21%
Japan	186.2	177.2	5%	(2)%	7%
Mexico	132.6	115.8	15%	6%	9%
Spain	127.7	112.2	14%	6%	8%
United Kingdom	234.4	177.9	32%	9%	23%
Other Developed	467.0	388.2	20%	6%	14%
Other Emerging	778.0	656.2	19%	(3)%	22%
(a)    Operational revenue growth (a non-GAAP financial measure) is defined as revenue growth excluding the impact of foreign exchange.

15 |

ZOETIS INC.
SEGMENT(a) EARNINGS
(UNAUDITED)
(millions of dollars)

	Three Months Ended December 31,		% Change
	2021	2020	Total	Foreign Exchange	Operational(b)
U.S.:
Revenue	$1,040	$952	9%	—%	9%
Cost of sales	213	194	10%	—%	10%
Gross profit	827	758	9%	—%	9%
Gross margin	79.5%	79.6%
Operating expenses	197	184	7%	—%	7%
Other (income)/deductions-net	2	3	(33)%	—%	(33)%
U.S. Earnings	$628	$571	10%	—%	10%

International:
Revenue	$902	$832	8%	—%	8%
Cost of sales	273	274	—%	(2)%	2%
Gross profit	629	558	13%	2%	11%
Gross margin	69.7%	67.1%
Operating expenses	173	146	18%	(1)%	19%
Other (income)/deductions-net	—	6	*	*	*
International Earnings	$456	$406	12%	2%	10%

Total Reportable Segments	$1,084	$977	11%	1%	10%

Other business activities(c)	(105)	(108)	(3)%
Reconciling Items:
Corporate(d)	(308)	(276)	12%
Purchase accounting adjustments(e)	(42)	(43)	(2)%
Acquisition-related costs(f)	(4)	(3)	33%
Certain significant items(g)	(29)	(39)	(26)%
Other unallocated(h)	(90)	(88)	2%
Total Earnings(i)	$506	$420	20%
(a)    For a description of each segment, see Zoetis' most recent Annual Report on Form 10-K.
(b)    Operational growth (a non-GAAP financial measure) is defined as growth excluding the impact of foreign exchange.
(c)    Other business activities reflect the research and development costs managed by our Research and Development organization as well as our contract manufacturing business and human health business.
(d)     Corporate includes, among other things, certain costs associated with information technology, administration expenses, interest expense, certain compensation costs, certain procurement costs, and other costs not charged to our operating segments.
(e)    Purchase accounting adjustments include certain charges related to the amortization of fair value adjustments to inventory, intangible assets and property, plant and equipment not charged to our operating segments.
(f)    Acquisition-related costs include costs associated with acquiring and integrating newly acquired businesses, such as transaction costs and integration costs.
(g)    Certain significant items includes substantive, unusual items that, either as a result of their nature or size, would not be expected to occur as part of our normal business on a regular basis. Such items primarily include restructuring charges and implementation costs associated with a shift in our organizational structure and cost-reduction/productivity initiatives that are not associated with an acquisition, certain asset impairment charges, costs associated with the operational efficiency initiative and supply network strategy, and the impact of divestiture-related gains and losses.
(h)    Includes overhead expenses associated with our manufacturing and supply operations not directly attributable to an operating segment, as well as certain procurement costs.
(i)    Defined as income before provision for taxes on income.
* Calculation not meaningful.
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ZOETIS INC.
SEGMENT(a) EARNINGS
(UNAUDITED)
(millions of dollars)

	Twelve Months Ended December 31,		% Change
	2021	2020	Total	Foreign Exchange	Operational(b)
U.S.:
Revenue	$4,042	$3,557	14%	—%	14%
Cost of sales	788	709	11%	—%	11%
Gross profit	3,254	2,848	14%	—%	14%
Gross margin	80.5%	80.1%
Operating expenses	681	602	13%	—%	13%
Other (income)/deductions-net	4	7	(43)%	—%	(43)%
U.S. Earnings	$2,569	$2,239	15%	—%	15%

International:
Revenue	$3,652	$3,035	20%	3%	17%
Cost of sales	1,106	971	14%	1%	13%
Gross profit	2,546	2,064	23%	4%	19%
Gross margin	69.7%	68.0%
Operating expenses	602	510	18%	3%	15%
Other (income)/deductions-net	(4)	7	*	*	*
International Earnings	$1,948	$1,547	26%	5%	21%

Total Reportable Segments	$4,517	$3,786	19%	2%	17%

Other business activities(c)	(406)	(372)	9%
Reconciling Items:
Corporate(d)	(1,052)	(879)	20%
Purchase accounting adjustments(e)	(175)	(198)	(12)%
Acquisition-related costs(f)	(12)	(18)	(33)%
Certain significant items(g)	(73)	(43)	70%
Other unallocated(h)	(311)	(280)	11%
Total Earnings(i)	$2,488	$1,996	25%
(a)    For a description of each segment, see Zoetis' most recent Annual Report on Form 10-K.
(b)    Operational growth (a non-GAAP financial measure) is defined as growth excluding the impact of foreign exchange.
(c)    Other business activities reflect the research and development costs managed by our Research and Development organization as well as our contract manufacturing business and human health business.
(d)     Corporate includes, among other things, certain costs associated with information technology, administration expenses, interest expense, certain compensation costs, certain procurement costs, and other costs not charged to our operating segments.
(e)    Purchase accounting adjustments include certain charges related to the amortization of fair value adjustments to inventory, intangible assets and property, plant and equipment not charged to our operating segments.
(f)    Acquisition-related costs include costs associated with acquiring and integrating newly acquired businesses, such as transaction costs and integration costs.
(g)    Certain significant items includes substantive, unusual items that, either as a result of their nature or size, would not be expected to occur as part of our normal business on a regular basis. Such items primarily include certain asset impairment charges, restructuring charges and implementation costs associated with a shift in our organizational structure and cost-reduction/productivity initiatives that are not associated with an acquisition, costs associated with the operational efficiency initiative and supply network strategy, and the impact of divestiture-related gains and losses.
(h)    Includes overhead expenses associated with our manufacturing and supply operations not directly attributable to an operating segment, as well as certain procurement costs.
(i)    Defined as income before provision for taxes on income.
* Calculation not meaningful.
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